As filed with the Securities and Exchange Commission on June 30, 2010

Registration No. 333-26479

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8/A

(POST-EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or jurisdiction of incorporation or organization)	7822 (Primary Standard Industrial Classification Code Number)	84-1084061 (I.R.S. Employer Identification No.)

7007 Winchester Circle
Suite 200, Boulder, CO 80301
(303) 444-0900

(Address, including sip code, and telephone number, including area code of registrant’s principal executive offices)

Consulting Agreement with International Corporate
Development, Inc.; Consulting Agreement with
James Tilton; Legal Services Agreement with
Krausman, L.L.C.

(Full title of the plan)

Marc Callipari, Esq.
General Counsel
New Frontier Media, Inc.
7007 Winchester Circle
Suite 200, Boulder, CO 80301
(303) 444-0900
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Scott A. Berdan, Esq.
Holland & Hart LLP
One Boulder Plaza
1800 Broadway, Suite 300
Boulder, Colorado 80302
(303) 473-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer (Do not check if a smaller reporting company) ☐ Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Form S-8/A (Post-Effective Amendment No. 1) relates to the Registration Statement on Form S-8, as amended (File No. 333-26479), of New Frontier Media, Inc., a Colorado corporation, pertaining to 70,000 of the registrant’s shares of common stock, which was filed with the Securities and Exchange Commission and became effective on May 5, 1997.  The registrant hereby deregisters all of the common stock previously registered for resale under the registration statement but that remain unsold, if any, because the shares of common stock registered under the registration statement are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on June 29, 2010.

NEW FRONTIER MEDIA, INC.

By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following officers and directors of New Frontier Media, Inc., the registrant, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Weiner	Chief Executive Officer, Secretary and Chairman of the Board	June 29, 2010
Michael Weiner	(Principal Executive Officer)

/s/ Grant Williams	Chief Financial Officer	June 29, 2010
Grant Williams	(Principal Financial Officer and Principal Accounting Officer)

/s/ Melissa Hubbard	Director	June 29, 2010
Melissa Hubbard

/s/ Alan Isaacman	Director	June 29, 2010
Alan Isaacman

/s/ David Nicholas	Director	June 29, 2010
David Nicholas

/s/ Hiram J. Woo	Director	June 29, 2010
Hiram J. Woo

/s/ Walter Timoshenko	Director	June 29, 2010
Walter Timoshenko